Exhibit 99.1

BANKUNITED, INC. REPORTS SECOND QUARTER 2022 RESULTS

Miami Lakes, Fla. — July 21, 2022 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter ended June 30, 2022.
"This quarter saw strong loan growth and margin expansion. We celebrated the opening of our Dallas branch and Atlanta wholesale banking office and are looking forward to continued growth of the franchise." said Rajinder Singh, Chairman, President and Chief Executive Officer.
For the quarter ended June 30, 2022, the Company reported net income of $65.8 million, or $0.82 per diluted share, compared to $67.2 million, or $0.79 per diluted share for the immediately preceding quarter ended March 31, 2022 and $104.0 million, or $1.11 per diluted share, for the quarter ended June 30, 2021. For the six months ended June 30, 2022, the Company reported net income of $132.9 million, or $1.60 per diluted share, compared to $202.8 million, or $2.17 per diluted share, for the six months ended June 30, 2021. Earnings for the six months ended June 30, 2021 were favorably impacted by a $55.5 million recovery of the provision for credit losses.
Quarterly Highlights
•During the second quarter, we continued to build out our wholesale banking teams in Atlanta and opened a banking center in Dallas.
•Total loans, excluding the runoff of PPP loans, grew by $780 million, of which $553 million was in commercial segments, for the quarter ended June 30, 2022.
•Average non-interest bearing demand deposits increased by $371 million for the quarter. Total deposits remained relatively consistent with the prior quarter-end, declining by $80 million, while non-interest bearing demand deposits declined by $18 million at June 30, 2022 compared to March 31, 2022. At June 30, 2022, non-interest bearing demand deposits represented 34% of total deposits, consistent with the prior quarter-end.
•The net interest margin, calculated on a tax-equivalent basis, expanded to 2.63% for the quarter ended June 30, 2022 from 2.50% for the immediately preceding quarter and 2.37% for the quarter ended June 30, 2021. Net interest income increased by $16.8 million compared to the immediately preceding quarter ended March 31, 2022 and by $27.1 million compared to the quarter ended June 30, 2021.
•In response to the rising interest rate environment, the average cost of total deposits increased to 0.30% for the quarter ended June 30, 2022, from 0.17% for the immediately preceding quarter ended March 31, 2022 and 0.25% for the quarter ended June 30, 2021. On a spot basis, the average annual percentage yield on total deposits increased to 0.45% at June 30, 2022, from 0.16% at March 31, 2022.
•For the quarter ended June 30, 2022, the Company recorded a provision for credit losses of $24.0 million compared to a provision of $7.8 million for the immediately preceding quarter ended March 31, 2022 and a recovery of the provision for credit losses of $(27.5) million for the quarter ended June 30, 2021. The ratio of the ACL to total loans was consistent with the prior quarter-end at 0.54%.
•The ratio of non-performing loans to total loans was 0.60% at June 30, 2022 compared to 0.65% at March 31, 2022. The guaranteed portion of SBA loans on non-accrual status represented 0.18% of total loans and 30% of non-performing loans at June 30, 2022. The positive trend in levels of criticized and classified loans continued during the quarter ended June 30, 2022 with a decline of $181 million and the annualized net charge-off ratio declined to 0.23% from 0.29% for the year ended December 31, 2021.

•Results for the quarter continued to be impacted by declines in the fair value of investment securities. Accumulated other comprehensive loss increased by $163 million for the quarter ended June 30, 2022, primarily due to an increase in unrealized losses on investment securities available for sale. Non-interest income was impacted by a $9.3 million decline in the fair value of certain preferred stock investments. These declines in the fair value of securities resulted primarily from widening spreads and rising interest rates related to the Fed's quantitative tightening and inflationary concerns. None of the unrealized losses were attributable to credit loss impairments; the Company expects to recover the amortized cost basis of its available for sale securities.
•At June 30, 2022, book value per common share and tangible book value per common share were $32.15 and $31.16, respectively.
•During the quarter ended June 30, 2022, the Company repurchased approximately 6.1 million shares of its common stock for an aggregate purchase price of $243.6 million, at a weighted average price of $39.94 per share.
Loans
A comparison of loan portfolio composition at the dates indicated follows (dollars in thousands):

	June 30, 2022		March 31, 2022		December 31, 2021
Residential and other consumer loans	$8,840,387	36.7%	$8,612,839	36.8%	$8,368,380	35.2%
Multi-family	1,017,500	4.2%	1,072,981	4.6%	1,154,738	4.9%
Non-owner occupied commercial real estate	4,276,697	17.7%	4,284,675	18.3%	4,381,610	18.4%
Construction and land	213,833	0.9%	176,825	0.8%	165,390	0.7%
Owner occupied commercial real estate	1,907,349	7.9%	1,905,395	8.2%	1,944,658	8.2%
Commercial and industrial	5,423,998	22.5%	4,951,999	21.2%	4,790,275	20.2%
PPP	29,828	0.1%	80,296	0.3%	248,505	1.0%
Pinnacle	977,930	4.1%	935,915	4.0%	919,641	3.9%
Bridge - franchise finance	262,570	1.1%	306,563	1.3%	342,124	1.4%
Bridge - equipment finance	333,125	1.4%	341,369	1.5%	357,599	1.5%
Mortgage warehouse lending ("MWL")	816,797	3.4%	701,172	3.0%	1,092,133	4.6%
	$24,100,014	100.0%	$23,370,029	100.0%	$23,765,053	100.0%
In aggregate, commercial loans, excluding the runoff of PPP, grew by $553 million during the quarter ended June 30, 2022. The largest increase was in the commercial and industrial segment, including owner-occupied commercial real estate, which grew by $474 million for the quarter, followed by growth in MWL of $116 million. MWL utilization was 46% at June 30, 2022 compared to 39% at March 31, 2022 and 56% at December 31, 2021. Residential and other consumer loans grew by $228 million during the quarter ended June 30, 2022.
Asset Quality and the Allowance for Credit Losses ("ACL")
Non-performing loans totaled $144.0 million or 0.60% of total loans at June 30, 2022, compared to $150.8 million or 0.65% of total loans at March 31, 2022. Non-performing loans included $43.4 million and $41.9 million of the guaranteed portion of SBA loans on non-accrual status, representing 0.18% of total loans at both June 30, 2022 and March 31, 2022.
The following table presents criticized and classified commercial loans at the dates indicated (in thousands):

	June 30, 2022	March 31, 2022	December 31, 2021
Special mention	$89,153	$95,250	$148,593
Substandard - accruing	787,399	956,318	1,136,378
Substandard - non-accruing	117,518	104,329	129,579
Doubtful	7,971	26,678	47,754
Total	$1,002,041	$1,182,575	$1,462,304

The following table presents the ACL and related ACL coverage ratios at the dates indicated and net charge-off rates for the periods ended June 30, 2022 and March 31, 2022, and the year ended December 31, 2021 (dollars in thousands):

	ACL	ACL to Total Loans (1)	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (2)
December 31, 2021	$126,457	0.53%	61.41%	0.29%
March 31, 2022	$125,443	0.54%	83.17%	0.15%
June 30, 2022	$130,239	0.54%	90.45%	0.23%

(1)    ACL to total loans, excluding government insured residential loans, PPP loans and MWL, which carry nominal or no reserves, was 0.61%, at both June 30, 2022 and March 31, 2022, and 0.62% at December 31, 2021.
(2)    Annualized for the three months ended March 31, 2022 and the six months ended June 30, 2022.
The ACL at June 30, 2022 represents management's estimate of lifetime expected credit losses given our assessment of historical data, current conditions and a reasonable and supportable economic forecast as of the balance sheet date. The estimate was informed by Moody's economic scenarios published in June 2022, economic information provided by additional sources including developments subsequent to publishing of the scenarios, information about borrower financial condition and collateral values and other relevant information.
For the quarter ended June 30, 2022, the Company recorded a provision for credit losses of $24.0 million, which included a provision of $23.2 million related to funded loans. Factors impacting the provision for credit losses for the quarter ended June 30, 2022 included loan growth, an increase in qualitative factors and an increase in specific reserves.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Beginning balance	$125,443	$220,934	$126,457	$257,323
Provision (recovery)	23,207	(27,663)	30,653	(53,969)
Net charge-offs	(18,411)	(17,629)	(26,871)	(27,712)
Ending balance	$130,239	$175,642	$130,239	$175,642
Net Interest Income
Net interest income for the quarter ended June 30, 2022 was $225.4 million compared to $208.6 million for the immediately preceding quarter ended March 31, 2022 and $198.3 million for the quarter ended June 30, 2021. Interest income increased by $31.0 million for the quarter ended June 30, 2022 compared to the immediately preceding quarter. Interest expense increased by $14.2 million compared to the immediately preceding quarter.
The Company’s net interest margin, calculated on a tax-equivalent basis, increased by 0.13% to 2.63% for the quarter ended June 30, 2022, from 2.50% for the immediately preceding quarter ended March 31, 2022. Factors impacting the net interest margin for the quarter ended June 30, 2022 included:
•The tax-equivalent yield on investment securities increased to 2.12% for the quarter ended June 30, 2022, from 1.73% for the quarter ended March 31, 2022. This increase resulted from the reset of coupon rates on variable rate securities and purchases of higher-yielding securities.
•The tax-equivalent yield on loans increased to 3.59% for the quarter ended June 30, 2022, from 3.36% for the quarter ended March 31, 2022. The resetting of variable rate loans to higher coupon rates and origination of new loans at higher rates contributed to the increase.
•The average rate paid on interest bearing deposits increased to 0.45% for the quarter ended June 30, 2022, from 0.24% for the quarter ended March 31, 2022, primarily in response to the rising interest rate environment.

Non-interest income and Non-interest expense
Non-interest income totaled $13.5 million for the quarter ended June 30, 2022 compared to $14.3 million for the quarter ended March 31, 2022 and $32.8 million for the quarter ended June 30, 2021.
•Gain (loss) on investment securities was a net loss of $(8.4) million for the quarter ended June 30, 2022 compared to a net loss of $(7.9) million for the quarter ended March 31, 2022, and a net gain of $4.2 million for the quarter ended June 30, 2021. The net losses for the quarters ended June 30, 2022 and March 31, 2022 were attributable to $9.3 million and $10.5 million declines, respectively, in the fair value of certain preferred stock investments resulting from rising market interest rates.
•The decline in other non-interest income for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021 reflected declines in BOLI revenue and gain on sale of loans.
Employee compensation and benefits declined by $4.6 million for the quarter ended June 30, 2022, compared to the quarter ended March 31, 2022. Seasonal declines in payroll taxes and certain other benefits combined with lower compensation expense related to liability classified share awards resulting from a lower stock price were partially offset by the impact of salary increases and higher head count.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Thursday, July 21, 2022 with Chairman, President and Chief Executive Officer, Rajinder P. Singh, Chief Financial Officer, Leslie N. Lunak and Chief Operating Officer, Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://register.vevent.com/register/BI46cdf2737b4a45dc8e0f6a39d5fdf9c1. For those unable to join the live event, an archived webcast will be available in the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $36.6 billion at June 30, 2022, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 60 banking centers in 12 Florida counties, 4 banking centers in the New York metropolitan area, and 1 banking center located in Dallas, Texas.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.
The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact

BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698
llunak@bankunited.com
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Cash and due from banks:
Non-interest bearing	$18,531	$19,143
Interest bearing	495,242	295,714
Cash and cash equivalents	513,773	314,857
Investment securities (including securities recorded at fair value of $10,093,504 and $10,054,198)	10,103,504	10,064,198
Non-marketable equity securities	213,409	135,859
Loans	24,100,014	23,765,053
Allowance for credit losses	(130,239)	(126,457)
Loans, net	23,969,775	23,638,596
Bank owned life insurance	310,970	309,477
Operating lease equipment, net	605,769	640,726
Goodwill	77,637	77,637
Other assets	756,567	634,046
Total assets	$36,551,404	$35,815,396

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$9,645,056	$8,975,621
Interest bearing	2,868,417	3,709,493
Savings and money market	13,222,845	13,368,745
Time	2,724,581	3,384,243
Total deposits	28,460,899	29,438,102
Federal funds purchased	—	199,000
FHLB advances	4,005,000	1,905,000
Notes and other borrowings	721,166	721,416
Other liabilities	858,322	514,117
Total liabilities	34,045,387	32,777,635

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 77,944,216 and 85,647,986 shares issued and outstanding	779	856
Paid-in capital	387,583	707,503
Retained earnings	2,438,050	2,345,342
Accumulated other comprehensive loss	(320,395)	(15,940)
Total stockholders' equity	2,506,017	3,037,761
Total liabilities and stockholders' equity	$36,551,404	$35,815,396

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest income:
Loans	$209,223	$191,562	$202,520	$400,785	$407,855
Investment securities	54,771	43,048	37,674	97,819	76,175
Other	2,979	1,354	1,607	4,333	3,200
Total interest income	266,973	235,964	241,801	502,937	487,230
Interest expense:
Deposits	20,501	11,862	17,316	32,363	39,692
Borrowings	21,056	15,460	26,174	36,516	52,987
Total interest expense	41,557	27,322	43,490	68,879	92,679
Net interest income before provision for credit losses	225,416	208,642	198,311	434,058	394,551
Provision for (recovery of) credit losses	23,996	7,830	(27,534)	31,826	(55,523)
Net interest income after provision for credit losses	201,420	200,812	225,845	402,232	450,074
Non-interest income:
Deposit service charges and fees	5,896	5,960	5,417	11,856	10,317
Gain (loss) on investment securities, net	(8,392)	(7,868)	4,155	(16,260)	6,520
Lease financing	13,363	13,415	13,522	26,778	26,010
Other non-interest income	2,583	2,794	9,663	5,377	20,206
Total non-interest income	13,450	14,301	32,757	27,751	63,053
Non-interest expense:
Employee compensation and benefits	62,461	67,088	56,459	129,549	115,747
Occupancy and equipment	11,399	11,512	11,492	22,911	23,367
Deposit insurance expense	3,993	3,403	4,222	7,396	11,672
Professional fees	3,256	2,262	2,139	5,518	4,051
Technology and telecommunications	17,898	17,004	16,851	34,902	32,592
Depreciation and impairment of operating lease equipment	12,585	12,610	12,834	25,195	25,051
Other non-interest expense	15,810	12,445	14,455	28,255	29,193
Total non-interest expense	127,402	126,324	118,452	253,726	241,673
Income before income taxes	87,468	88,789	140,150	176,257	271,454
Provision for income taxes	21,704	21,639	36,176	43,343	68,666
Net income	$65,764	$67,150	$103,974	$132,914	$202,788
Earnings per common share, basic	$0.82	$0.79	$1.12	$1.61	$2.18
Earnings per common share, diluted	$0.82	$0.79	$1.11	$1.60	$2.17

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended June 30, 2022			Three Months Ended March 31, 2022			Three Months Ended June 30, 2021

	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$23,709,190	$212,395	3.59%	$23,349,143	$194,551	3.36%	$22,996,564	$205,940	3.59%
Investment securities (3)	10,477,600	55,488	2.12%	10,083,083	43,719	1.73%	9,839,422	38,338	1.56%
Other interest earning assets	718,904	2,979	1.66%	674,640	1,354	0.81%	1,380,317	1,607	0.47%
Total interest earning assets	34,905,694	270,862	3.11%	34,106,866	239,624	2.83%	34,216,303	245,885	2.88%
Allowance for credit losses	(127,864)			(129,028)			(215,151)
Non-interest earning assets	1,669,689			1,674,476			1,732,676
Total assets	$36,447,519			$35,652,314			$35,733,828
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$2,576,257	$1,742	0.27%	$3,078,176	$1,369	0.18%	$3,069,945	$2,594	0.34%
Savings and money market deposits	13,052,566	15,213	0.47%	13,401,332	6,931	0.21%	13,541,237	11,307	0.33%
Time deposits	2,812,988	3,546	0.51%	3,319,585	3,562	0.44%	3,380,582	3,415	0.41%
Total interest bearing deposits	18,441,811	20,501	0.45%	19,799,093	11,862	0.24%	19,991,764	17,316	0.35%
Federal funds purchased	115,146	155	0.53%	187,400	58	0.12%	—	—	—%
FHLB advances	4,373,736	11,644	1.07%	2,248,889	6,146	1.11%	2,873,922	16,922	2.36%
Notes and other borrowings	721,284	9,257	5.13%	721,405	9,256	5.13%	721,753	9,252	5.13%
Total interest bearing liabilities	23,651,977	41,557	0.70%	22,956,787	27,322	0.48%	23,587,439	43,490	0.74%
Non-interest bearing demand deposits	9,419,025			9,047,864			8,163,879
Other non-interest bearing liabilities	654,162			623,200			851,044
Total liabilities	33,725,164			32,627,851			32,602,362
Stockholders' equity	2,722,355			3,024,463			3,131,466
Total liabilities and stockholders' equity	$36,447,519			$35,652,314			$35,733,828
Net interest income		$229,305			$212,302			$202,395
Interest rate spread			2.41%			2.35%			2.14%
Net interest margin			2.63%			2.50%			2.37%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Six Months Ended June 30,
	2022			2021
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$23,530,162	$406,946	3.47%	$23,271,410	$414,761	3.58%
Investment securities (3)	10,281,431	99,207	1.93%	9,456,929	77,525	1.64%
Other interest earning assets	696,894	4,333	1.25%	1,222,456	3,200	0.53%
Total interest earning assets	34,508,487	510,486	2.97%	33,950,795	495,486	2.93%
Allowance for credit losses	(128,443)			(234,686)
Non-interest earning assets	1,672,070			1,728,449
Total assets	$36,052,114			$35,444,558
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$2,825,830	3,111	0.22%	$3,006,760	5,368	0.36%
Savings and money market deposits	13,225,986	22,866	0.35%	13,169,195	23,434	0.36%
Time deposits	3,064,887	6,386	0.42%	3,853,057	10,890	0.57%
Total interest bearing deposits	19,116,703	32,363	0.34%	20,029,012	39,692	0.40%
Federal funds purchased	151,074	213	0.28%	3,978	2	0.10%
FHLB and PPPLF borrowings	3,317,182	17,790	1.08%	2,972,770	34,480	2.34%
Notes and other borrowings	721,344	18,513	5.13%	722,028	18,505	5.13%
Total interest bearing liabilities	23,306,303	68,879	0.59%	23,727,788	92,679	0.79%
Non-interest bearing demand deposits	9,234,469			7,829,422
Other non-interest bearing liabilities	638,767			799,297
Total liabilities	33,179,539			32,356,507
Stockholders' equity	2,872,575			3,088,051
Total liabilities and stockholders' equity	$36,052,114			$35,444,558
Net interest income		$441,607			$402,807
Interest rate spread			2.38%			2.14%
Net interest margin			2.57%			2.38%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value except for securities held to maturity

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
c	2022	2021	2022	2021
Basic earnings per common share:
Numerator:
Net income	$65,764	$103,974	$132,914	$202,788
Distributed and undistributed earnings allocated to participating securities	(999)	(1,338)	(1,927)	(2,589)
Income allocated to common stockholders for basic earnings per common share	$64,765	$102,636	$130,987	$200,199
Denominator:
Weighted average common shares outstanding	80,300,069	93,245,282	82,629,098	93,160,962
Less average unvested stock awards	(1,257,258)	(1,241,381)	(1,234,678)	(1,223,555)
Weighted average shares for basic earnings per common share	79,042,811	92,003,901	81,394,420	91,937,407
Basic earnings per common share	$0.82	$1.12	$1.61	$2.18
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$64,765	$102,636	$130,987	$200,199
Adjustment for earnings reallocated from participating securities	3	2	4	3
Income used in calculating diluted earnings per common share	$64,768	$102,638	$130,991	$200,202
Denominator:
Weighted average shares for basic earnings per common share	79,042,811	92,003,901	81,394,420	91,937,407
Dilutive effect of certain share-based awards	350,734	181,061	244,808	137,542
Weighted average shares for diluted earnings per common share	79,393,545	92,184,962	81,639,228	92,074,949
Diluted earnings per common share	$0.82	$1.11	$1.60	$2.17

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Financial ratios (4)
Return on average assets	0.72%	1.17%	0.74%	1.15%
Return on average stockholders’ equity	9.7%	13.3%	9.3%	13.2%
Net interest margin (3)	2.63%	2.37%	2.57%	2.38%

	June 30, 2022	December 31, 2021
Asset quality ratios
Non-performing loans to total loans (1)(5)	0.60%	0.87%
Non-performing assets to total assets (2)(5)	0.41%	0.58%
Allowance for credit losses to total loans	0.54%	0.53%
Allowance for credit losses to non-performing loans (1)(5)	90.45%	61.41%
Net charge-offs to average loans (4)	0.23%	0.29%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4) Annualized for the three and six month periods.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $43.4 million or 0.18% of total loans and 0.12% of total assets at June 30, 2022 and $46.1 million or 0.19% of total loans and 0.13% of total assets at December 31, 2021.

	June 30, 2022		December 31, 2021		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	7.5%	8.8%	8.4%	9.6%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	11.3%	13.3%	12.6%	14.5%	6.5%
Total risk-based capital	13.0%	13.8%	14.3%	14.9%	10.0%

Non-GAAP Financial Measures
ACL to total loans, excluding government insured residential loans, PPP loans and MWL is a non-GAAP financial measure. Management believes this measure is relevant to understanding the adequacy of the ACL coverage, excluding the impact of loans which carry nominal or no reserves. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions. The following table reconciles the non-GAAP financial measurement of ACL to total loans, excluding government insured residential loans, PPP loans and MWL to the comparable GAAP financial measurement of ACL to total loans at the dates indicated (dollars in thousands):

	June 30, 2022	March 31, 2022	December 31, 2021
Total loans (GAAP)	$24,100,014	$23,370,029	$23,765,053
Less: Government insured residential loans	1,928,779	1,938,479	2,023,221
Less: PPP loans	29,828	80,296	248,505
Less: MWL	816,797	701,172	1,092,133
Total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP)	$21,324,610	$20,650,082	$20,401,194

ACL	$130,239	$125,443	$126,457

ACL to total loans (GAAP)	0.54%	0.54%	0.53%

ACL to total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP)	0.61%	0.61%	0.62%
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at the dates indicated (in thousands except share and per share data):

	June 30, 2022	December 31, 2021
Total stockholders’ equity (GAAP)	$2,506,017	$3,037,761
Less: goodwill	77,637	77,637
Tangible stockholders’ equity (non-GAAP)	$2,428,380	$2,960,124

Common shares issued and outstanding	77,944,216	85,647,986

Book value per common share (GAAP)	$32.15	$35.47

Tangible book value per common share (non-GAAP)	$31.16	$34.56